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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: September 2, 1997

                           DENTLCARE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

        Nevada                       0-28680                 88-0301637
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
    of incorporation)                                     Identification No.)

                     8118 E. 63rd St., Tulsa, Oklahoma 74133
                    (Address of principal executive offices)

                                  (918)254-6600
                         (Registrant's telephone number)
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ITEM  1.          CHANGES IN CONTROL OF REGISTRANT


On August 26, 1997, at a special meeting of the Board of Directors of the Registrant, the Board voted in favor of the Registrant entering into an Agreement ("Agreement") through Capital International Securities Group, Inc. ("Capital"), the Registrant's investment banking firm, with certain of its shareholders including the three shareholders described below who had effective control of the Registrant, and Bridge Bank, one of the Registrant's lenders. The terms and conditions of the Agreement provided that Capital would undertake, on a best efforts basis, in two private placements of the Registrant's common stock, to raise up to $7,000,000.00 by selling up to 19,000,000 restricted shares; and that the Registrant would issue warrants to Capital for the purchase of 7,500,000 common shares of the Registrant. The terms and conditions of the Agreement also provided that upon the receipt by the Registrant of $1,000,000.00 in the first of the private placements, the voting rights to 3,698,218 of the Registrant's common stock owned by the shareholders entering into the Agreement would be transferred to a voting trust controlled by an affiliate of Bridge Bank, Motivo Investments, Ltd. ("Motivo") and certain other parties associated with Motivo through July 1, 1998 (the "Voting Trust"); and that Motivo would have the right to appoint up to five new directors to the Registrant's board in addition to the two directors currently on the board. Also, upon the receipt by the Registrant of $2,500,000.00 in the first of the private placements, 1,849,109 shares of the Registrant owned by the shareholders entering into the Agreement would be transferred to Motivo and parties acting as consultants to the Registrant; and an additional 1,849,109 shares of the Registrant owned by the shareholders entering into the Agreement could be transferred to Motivo and parties acting as consultants to the Registrant if certain conditions under the Agreement were met.

The Registrant currently has 10,934,967 shares of common stock outstanding. In the event that all of the shares are sold in the private placements, the Registrant will have 29,934,967 shares of common stock outstanding. Additionally, if all of the warrants are exercised, the Registrant will have 37,434,967 shares of common stock outstanding.

As of the date of filing this Form 8-K, the Registrant has received $1,075,000 in the first private placement, including $700,000.00 in debt of the Registrant held by Bridge Bank in exchange for 2,800,000 shares of the Registrant's common stock. Under the terms and conditions of the Agreement, the voting rights to 3,698,218 shares of the Registrant's common stock owned by the shareholders entering into the Agreement were transferred to the Voting Trust; and Motivo has the right to appoint up to five new directors to the Registrant's Board. As such, Bridge Bank and Motivo now have effective control of the Registrant.

Prior to the first private placement, John C. Edwards, the former Chief Executive Officer and President of the Registrant, J. Kenneth Hurst, the Chief Financial Officer and Secretary of the Registrant and R. W. Donovan, were together the Registrant's largest shareholders and together owned or controlled 3,326,033 shares representing 30.4% of the outstanding shares of the Registrant and thereby had effective control of the Registrant. Under the terms and conditions of the
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Agreement, as of the date of filing this Form 8-K, the voting rights to
2,161,921 shares of the Registrant's common stock owned by them were transferred to the Voting Trust.


The Registrant entered into an agreement with Charles R. Mitchell, D.D.S., subject to board approval, whereby Dr. Mitchell became the Registrant's President, Chief Operating Officer and a member of the Board of Directors on September 1, 1997.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DENTLCARE MANAGEMENT, INC.


                                      By: /s/ J. Kenneth Hurst
                                          ------------------------------------
                                               J. Kenneth Hurst
                                               Chief Financial Officer and
                                               Secretary
Date:   September 17, 1997